Exhibit 99.1

News Release

For Release on September 4, 2018 at 5:30 AM PST

Inpixon Announces Successful Completion of Spin-off of Sysorex, Inc.

PALO ALTO, Calif. — Inpixon (Nasdaq: INPX) today announced it has successfully completed the spin-off of its value added reseller business, Sysorex, Inc. (“Sysorex”). As a result, Inpixon and Sysorex are now two separate publicly traded companies.

In connection with the transaction, Inpixon distributed one share of Sysorex common stock for every three shares of Inpixon common stock to its stockholders (including holders of Series 4 Convertible Preferred Stock) and holders of outstanding warrants of record as of August 21, 2018 entitled to participate in the distribution (collectively, the “Distributees”). No fractional Sysorex shares were issued; however, Distributees who would otherwise have been entitled to receive a fractional Sysorex share in the distribution will instead receive cash in lieu of that fractional share. The Sysorex shares were distributed at 4:01 Eastern time on August 31, 2018 in a distribution that is intended to be tax-free for U.S. federal income tax purposes, provided, however, that the receipt of cash in lieu of fractional shares generally will be taxable to the recipient for U.S. federal income tax purposes. RECIPIENTS OF SYSOREX SHARES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE SPIN-OFF TO THEM.

Sysorex common stock is anticipated to begin “regular-way” trading under the symbol “SYSX” on the OTC Markets on September 4, 2018. Sysorex has applied to have its common stock quoted on the OTCQB platform of the OTC Markets. Inpixon common stock will continue to trade on the Nasdaq under the symbol “INPX”.

“The successful completion of this separation marks a significant milestone for Inpixon and creates two independent companies with strong attributes for individual success and greater strategic flexibility, with each company now able to focus on its core business and better-positioned to bring enhanced value for all stakeholders including customers, stockholders, partner and employees,” said Nadir Ali, CEO of Inpixon. “Inpixon is now focused exclusively on expanding its position as the leader in indoor positioning analytics, which we believe has a phenomenal growth potential in both Security and Intelligence markets.”

Sysorex, Inc. led by Zaman Khan as Chief Executive Officer, will focus on leveraging the strength of its brand and reputation, particularly within the federal government, as a provider of right-fit IT solutions and professional services enabling customers to manage, protect, and monetize their enterprise assets whether on-premises, in the cloud, or via mobile. These products include enterprise computing, storage, virtualization, networking, etc. and the services include custom application and software design, architecture and development, staff augmentation and project management. Nadir Ali will continue to serve as a director and Chairman of the Board of Sysorex for continuity.

In addition, prior to and in connection with the separation, Inpixon contributed $2 million to Sysorex in existing cash used for working capital needs and other general corporate purposes including the satisfaction of certain outstanding payables.

For additional information regarding the spin-off please visit: http://client.irwebkit.com/inpixon/faqs

About Inpixon

Inpixon (Nasdaq: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon IPA Sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

Inpixon Investor Relations:

CORE IR

Scott Arnold, Managing Director

+1 516-222-2560

www.coreir.com